Exhibit 99.1

Questcor to Initiate Pilot Commercialization Effort

In Pulmonology for Symptomatic Sarcoidosis

ANAHEIM, CA – July 11, 2013 — Questcor Pharmaceuticals, Inc. (NASDAQ: QCOR) today announced its intent to initiate a pilot commercialization effort for H.P. Acthar® Gel (repository corticotropin injection) for the treatment of respiratory manifestations of symptomatic sarcoidosis, a potentially serious, difficult-to-treat disorder already included on the FDA-approved package insert for Acthar. The pilot effort will focus on pulmonologists, who are the respiratory specialists treating this rare autoimmune disorder.

The company anticipates hiring and training a small, pilot sales force of five to ten sales representatives during the current quarter, with introductory sales calls expected to begin in the fourth quarter of this year. While this approach mirrors the pilot commercial efforts by Questcor in neurology, nephrology and rheumatology, there can be no assurance that this initiative will lead to a fully-sized pulmonology sales force or that the company’s efforts with respect to this disorder will otherwise be successful.

Questcor is also evaluating several potential clinical studies that have been recently proposed by key opinion leaders in the sarcoidosis field.

“This commercial expansion, together with our increasing R&D investment, continues our efforts to expand patient access to the FDA-approved, on-label indications of Acthar,” said Don M. Bailey, Questcor’s President and Chief Executive Officer. “Already, patients suffering from nephrotic syndrome (NS), multiple sclerosis (MS) exacerbations, infantile spasms, and certain rheumatology-related conditions have benefitted from Acthar. Our plans to increase awareness among pulmonologists treating patients suffering from respiratory manifestations of symptomatic sarcoidosis will follow the model we have used successfully for these other markets as we continue to explore the full therapeutic potential of Acthar.”

“We are experiencing solid uptake of Acthar in rheumatology including, most recently, a larger than expected number of prescriptions for rheumatoid arthritis, an additional on-label indication, and are receiving positive feedback from physicians in the rheumatology community,” commented Steve Cartt, Chief Operating Officer of Questcor. “Based on this early success, and our track record of successful entry into multiple new Acthar markets, we are accelerating our plans to begin a pilot effort for Acthar with pulmonologists to help patients suffering from symptomatic sarcoidosis. We will hire a small group of new Acthar Specialists to begin calling on and educating pulmonologists about Acthar and its potential role in the treatment of this difficult-to-treat autoimmune disorder. As we have successfully done in the past with our MS, NS and rheumatology commercial efforts, we expect to gain valuable information from this initial pilot effort, which will inform our potential next steps in the commercialization process.”

About Sarcoidosis

More commonly affecting young adults, sarcoidosis is a systemic inflammatory disease where cell nodules or granulomas can manifest in multiple organs, most often in the lungs. There are about 150,000 diagnosed sarcoidosis patients in the U.S., of which approximately 90% have some degree of pulmonary involvement.

Sarcoidosis can be difficult to treat, and if not treated successfully, serious health issues can develop, including lung scarring, fibrosis and infections, which may lead to respiratory deterioration and eventual failure. Between 30,000 and 45,000 diagnosed U.S. patients are considered to have moderate to severe chronic or relapsing disease. Only Acthar and steroids are approved for the treatment of respiratory symptomatic sarcoidosis.

About Questcor

Questcor Pharmaceuticals, Inc. is a biopharmaceutical company focused on the treatment of patients with serious, difficult-to-treat autoimmune and inflammatory disorders. Questcor also provides specialty contract manufacturing services to the global pharmaceutical industry through its wholly-owned subsidiary BioVectra Inc. Questcor’s primary product is H.P. Acthar® Gel (repository corticotropin injection), an injectable drug that is approved by the FDA for the treatment of 19 indications. Of these 19 indications, Questcor currently generates substantially all of its net sales from the following on-label indications: the treatment of proteinuria in the nephrotic syndrome of the idiopathic type, or NS, the treatment of acute exacerbations of multiple sclerosis, or MS, in adults, the treatment of infantile spasms, or IS, in infants and children under two years of age, and the treatment of certain rheumatology related conditions, including the treatment of the rare and closely related neuromuscular disorders dermatomyositis and polymyositis. With respect to nephrotic syndrome, the FDA has approved Acthar to “induce a diuresis or a remission of proteinuria in the nephrotic syndrome without uremia of the idiopathic type or that due to lupus erythematosus.” The FDA approved package insert for Acthar includes “symptomatic sarcoidosis” under the heading “Respiratory Diseases”. Questcor is also exploring the possibility of developing markets for other on-label indications and the possibility of pursuing FDA approval of additional indications not currently on the Acthar label where there is high unmet medical need. Questcor also has agreed to acquire certain international rights for Synacthen® (tetracosactide) and Synacthen Depot®, and has licensed the right to develop and seek FDA approval for these products in the United States. For more information about Questcor, please visit www.questcor.com. For more information about Acthar, including important safety information, please visit www.acthar.com.

Note: Except for the historical information contained herein, this press release contains forward-looking statements that have been made pursuant to the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “believes,” “continue,” “could,” “estimates,” “expects,” “growth,” “intent,” “may,” “plans,” “potential,” “should,” “substantial,” “will,” or “would” or the negative of such terms and other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Factors that could cause or contribute to such differences include, but are not limited to, the following:

•	Our reliance on Acthar for substantially all of our net sales and profits;

•	Our ability to receive high reimbursement levels from third party payers;

•	The lack of patent protection for Acthar; and the possible FDA approval and market introduction of competitive products;

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Our ability to continue to generate revenue from sales of Acthar to treat on-label indications associated with NS, MS, IS or rheumatology-related conditions, and our ability to develop other therapeutic uses for Acthar, including symptomatic sarcoidosis;

•	Research and development risks, including risks associated with Questcor’s work in the area of NS and Lupus, and potential work in the area of symptomatic sarcoidosis;

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The results of any pending or future litigation, investigations or claims, including with respect to the investigation by the United States Attorney’s Office for the Eastern District of Pennsylvania regarding the Company’s promotional practices and litigation brought by certain shareholders arising from the federal securities laws, currently pending in the United States District Court for the Central District of California;

•	Our ability to comply with federal and state regulations, including regulations relating to pharmaceutical sales and marketing practices;

•	An increase in the proportion of our Acthar unit sales comprised of Medicaid-eligible patients and government entities;

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Our ability to estimate reserves required for Acthar used by government entities and Medicaid-eligible patients and the impact that unforeseen invoicing of historical Medicaid prescriptions may have upon our results;

•	Our ability to effectively manage our growth, including the expansion of our sales forces, and our reliance on key personnel; and

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Other risks discussed in Questcor’s annual report on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission, or SEC, on February 27, 2013, and other documents filed with the SEC.

The risk factors and other information contained in these documents should be considered in evaluating Questcor’s prospects and future financial performance.

Questcor undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date of this release.

For more information, please visit www.questcor.com or www.acthar.com.

CONTACT INFORMATION:

EVC Group
Patty Eisenhaur/Gregory Gin	Janine McCargo
951-316-0577/646-445-4801	646-688-0425
Doug Sherk
415-652-9100